UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 17, 2024

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	AL PRA	New York Stock Exchange
3.700% Medium-Term Notes, Series A, due April 15, 2030	AL30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

Series D Preferred Stock Offering

On September 17, 2024, Air Lease Corporation (the “Company”) issued a press release announcing that it had priced, and entered into an underwriting agreement to issue and sell, subject to certain conditions, 300,000 shares of 6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share, with a liquidation preference of $1,000.00 per share (the “Series D Preferred Stock”), pursuant to an Underwriting Agreement, dated September 17, 2024, among the Company and Mizuho Securities USA LLC, BMO Capital Markets Corp., BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”). The offering is expected to close on September 24, 2024, subject to customary closing conditions. The Company intends to use a portion of the net proceeds from the offering to redeem its outstanding 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), and use any remaining proceeds for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Series A Preferred Stock Redemption

On September 17, 2024, the Company issued a notice of redemption for all of its outstanding Series A Preferred Stock, with a redemption date of October 17, 2024 (the “Series A Preferred Stock Redemption Date”). The Series A Preferred Stock will be redeemed at a redemption price of $25.00 per share, plus dividends that have been declared but are unpaid in respect of such shares of Series A Preferred Stock for the dividend period in which the Series A Preferred Stock Redemption Date occurs to, but excluding, the Series A Preferred Stock Redemption Date. This Current Report on Form 8-K does not constitute a notice of redemption under the certificate of designations governing the Series A Preferred Stock.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected closing of the Series D Preferred Stock offering, the intended use of proceeds therefrom and the Company’s intention to redeem its Series A Preferred Stock. Such statements are based on current expectations and projections about the Company’s future results, prospects and opportunities and are not guarantees of future performance. Actual results and performance may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors, including but not limited to, unexpected delays in the closing process for the Series D Preferred Stock, unanticipated cash needs, and those risks discussed under “Part I - Item 1A. Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other SEC filings, including future SEC filings. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not intend and undertake no obligation to update any forward-looking information to reflect actual results or events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are included with this Current Report on Form 8-K. Pursuant to General Instruction B.2 of Form 8-K, Exhibit 1.1 is deemed to be filed under the Exchange Act. Exhibit 99.1 is being furnished solely for purposes of Item 7.01 of this Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 17, 2024, by and among Air Lease Corporation and Mizuho Securities USA LLC, BMO Capital Markets Corp., BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, for themselves and on behalf of the several underwriters listed therein.

99.1	Press Release dated September 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION

Date: September 18, 2024

	By:	/s/ Gregory B. Willis
	Name:	Gregory B. Willis
	Title:	Executive Vice President and Chief Financial Officer